STANDARD NUCLEAR, INC. a Delaware Corporation AMENDED AND RESTATED BYLAWS As adopted on July 1, 2026 (Effective as of July 17, 2026)

i STANDARD NUCLEAR, INC. a Delaware Corporation AMENDED AND RESTATED BYLAWS TABLE OF CONTENTS Page ARTICLE I : STOCKHOLDERS .................................................................................................. 4 Section 1.1 Annual Meetings ......................................................................................... 4 Section 1.2 Special Meetings ......................................................................................... 4 Section 1.3 Notice of Meetings ...................................................................................... 4 Section 1.4 Adjournments .............................................................................................. 4 Section 1.5 Quorum ....................................................................................................... 5 Section 1.6 Organization; Conduct of Meetings ............................................................ 5 Section 1.7 Voting; Proxies ........................................................................................... 6 Section 1.8 Fixing Date for Determination of Stockholders of Record ......................... 6 Section 1.9 List of Stockholders Entitled to Vote.......................................................... 7 Section 1.10 Inspectors of Elections ................................................................................ 7 Section 1.11 Notice of Stockholder Business; Nominations ........................................... 8 Section 1.12 Delivery to the Corporation ...................................................................... 18 ARTICLE II : BOARD OF DIRECTORS .................................................................................. 19 Section 2.1 Number; Qualifications ............................................................................. 19 Section 2.2 Election; Resignation; Removal; Vacancies ............................................. 19 Section 2.3 Regular Meetings ...................................................................................... 19 Section 2.4 Special Meetings ....................................................................................... 19 Section 2.5 Remote Meetings Permitted ...................................................................... 20 Section 2.6 Quorum; Vote Required for Action .......................................................... 20 Section 2.7 Organization .............................................................................................. 20 Section 2.8 Unanimous Action by Directors in Lieu of a Meeting ............................. 20 Section 2.9 Powers ....................................................................................................... 20 Section 2.10 Compensation of Directors ....................................................................... 20 Section 2.11 Confidentiality .......................................................................................... 20 Section 2.12 Emergency Bylaws ................................................................................... 21

ii ARTICLE III : COMMITTEES................................................................................................... 21 Section 3.1 Committees ............................................................................................... 21 Section 3.2 Committee Rules ....................................................................................... 21 ARTICLE IV : OFFICERS; CHAIRPERSON ............................................................................ 22 Section 4.1 Generally ................................................................................................... 22 Section 4.2 Chief Executive Officer ............................................................................ 22 Section 4.3 Chairperson of the Board .......................................................................... 22 Section 4.4 Executive Chairman .................................................................................. 23 Section 4.5 President .................................................................................................... 23 Section 4.6 Chief Operating Officer ............................................................................ 23 Section 4.7 Vice President ........................................................................................... 23 Section 4.8 Chief Financial Officer ............................................................................. 23 Section 4.9 Treasurer ................................................................................................... 24 Section 4.10 Chief Legal and Compliance Officer ........................................................ 24 Section 4.11 Secretary ................................................................................................... 24 Section 4.12 Assistant Secretary .................................................................................... 24 Section 4.13 Delegation of Authority ............................................................................ 24 Section 4.14 Removal .................................................................................................... 24 Section 4.15 Division or Other Business Unit Officers ................................................. 24 ARTICLE V : STOCK................................................................................................................. 25 Section 5.1 Certificates; Uncertificated Shares ........................................................... 25 Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares .................................................................... 25 Section 5.3 Other Regulations ..................................................................................... 25 ARTICLE VI : INDEMNIFICATION ........................................................................................ 25 Section 6.1 Indemnification of Officers and Directors ................................................ 26 Section 6.2 Advance of Expenses ................................................................................ 26 Section 6.3 Non-Exclusivity of Rights ........................................................................ 26 Section 6.4 Indemnification of Others; Additional Rights .......................................... 27 Section 6.5 Right of Indemnitee to Bring Suit ............................................................. 27 Section 6.6 Successful Defense ................................................................................... 27 Section 6.7 Nature of Rights; Amendment or Repeal.................................................. 28 Section 6.8 Insurance ................................................................................................... 28

iii ARTICLE VII : NOTICES .......................................................................................................... 28 Section 7.1 Notice ........................................................................................................ 28 Section 7.2 Waiver of Notice ....................................................................................... 29 ARTICLE VIII : MISCELLANEOUS ........................................................................................ 29 Section 8.1 Fiscal Year ................................................................................................ 29 Section 8.2 Seal ............................................................................................................ 29 Section 8.3 Form of Records ....................................................................................... 29 Section 8.4 Reliance Upon Books and Records........................................................... 29 Section 8.5 Certificate of Incorporation Governs ........................................................ 29 Section 8.6 Severability ............................................................................................... 29 Section 8.7 Time Periods ............................................................................................. 30 ARTICLE IX : AMENDMENT .................................................................................................. 30

STANDARD NUCLEAR, INC. a Delaware Corporation AMENDED AND RESTATED BYLAWS As adopted on July 1, 2026 (Effective as of July 17, 2026) ARTICLE I: STOCKHOLDERS Section 1.1 Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors and such other proper business at such date and time as the Board of Directors (the “Board”) of Standard Nuclear, Inc. (the “Corporation”) shall each year fix. The meeting may be held either at a place, within or without the State of Delaware as permitted by the General Corporation Law of the State of Delaware (the “DGCL”) as the Board (or its designee) shall fix, or solely by means of remote communication as the Board in its sole discretion may determine. Any proper business may be transacted at the annual meeting. Section 1.2 Special Meetings. Special meetings of stockholders for any purpose or purposes shall be called in the manner set forth in the Sixth Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). The special meeting may be held either at a place, within or without the State of Delaware as permitted by the DGCL, as the Board (or its designee) shall fix, or solely by means of remote communication as the Board in its sole discretion may determine. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting. Section 1.3 Notice of Meetings. Notice of all meetings of stockholders shall be given in accordance with applicable law (including, without limitation, as set forth in Section 7.1.1 of these Amended and Restated Bylaws of the Corporation (these “Bylaws”)) stating the date, time and place, if any, of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting). In the case of a special meeting, such notice shall also set forth the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation, notice of any meeting of stockholders shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Section 1.4 Adjournments. Notwithstanding Section 1.5 of these Bylaws, the chairperson of the meeting of stockholders shall have the power to adjourn the meeting to another time, date and place (if any) regardless of whether a quorum is present, at any time and for any reason. Any meeting of stockholders, annual or special, may be adjourned from time to time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), and notice need not be given of any such adjourned meeting if the time, date and place (if any) thereof and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, or are provided in any other manner permitted by the DGCL; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. To the fullest extent permitted by law, if a quorum is present at the original meeting, it shall also be deemed present at the adjourned meeting. To the fullest extent permitted by applicable law, the Board may postpone, reschedule or cancel at any time and for any reason any previously scheduled special or annual meeting of stockholders before it (or any adjournment) is to be held, regardless of whether any notice or public disclosure with respect to any such meeting (or adjournment) has been sent or made pursuant to Section 1.3 hereof or otherwise, in which case (if the meeting is not canceled) notice shall be provided to the stockholders of the new date, time and place, if any, of the meeting as provided in Section 1.3 above. Section 1.5 Quorum. Except as otherwise required by applicable law or as provided in the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of stock is required by applicable law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the voting power of the shares of such class or classes or series of the stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on such matter. If there is no quorum present (in person or represented by proxy) at any meeting of stockholders, the chairperson of the meeting or the holders of a majority of the voting power of the shares entitled to vote thereat who are present in person or represented by proxy at the meeting may adjourn the meeting. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum, including, to the fullest extent permitted by law, at any adjournment thereof (unless a new record date is fixed for the adjourned meeting). Section 1.6 Organization; Conduct of Meetings. 1.6.1 Meetings of stockholders shall be presided over by (a) such person as the Board may designate, or (b) in such person’s absence, the Chairperson of the Board, or (c) in such person’s absence, the Chief Executive Officer of the Corporation, or (d) in such person’s absence, the President of the Corporation, or (e) in the absence of such person, by a Vice President. Such person shall be chairperson of the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting. 1.6.2 The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over the meeting shall be the chairperson of the meeting and shall have the right and authority to convene and (for any reason) to recess the meeting (if not adjourned in accordance with Section 1.4 of these Bylaws), to prescribe such rules, regulations and procedures and to do all such acts that, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies, their Qualified Representative (as defined below) or such other persons as the chairperson of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time (if any) allotted to questions or comments by participants; (f) restricting the use of audio/video recording devices and cell phones; and (g) complying with any state and local laws and regulations concerning safety and security. The Board or, at a meeting of stockholders (but subject to any rules and regulations adopted by, and the supervision of, the Board), the chairperson of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power to determine that a matter or business was not properly brought before the meeting and disregard any such matter or business not properly brought before the meeting, notwithstanding that proxies or votes in respect thereof may have been received by the Corporation, which shall be disregarded. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. Section 1.7 Voting; Proxies. Each stockholder of record entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Except as may be required in the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. At all meetings of stockholders at which a quorum is present, every matter other than the election of directors shall be decided by the affirmative vote of a majority of the votes cast affirmatively or negatively with respect thereto (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each class or series, a majority of the votes cast affirmatively or negatively with respect thereto by the holders thereof); provided, however, that, if a different or minimum vote is provided by applicable law, rule or regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws, such different or minimum vote shall be the applicable vote on the matter. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board. Section 1.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which shall not be more than sixty (60) days prior to such action. If no such record date is fixed by the Board, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. Section 1.9 List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date, (a) on a reasonably accessible electronic network as permitted by applicable law (provided that the information required to gain access to the list is provided with the notice of the meeting), or (b) during ordinary business hours, at the principal executive offices of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to the identity of the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting. Section 1.10 Inspectors of Elections. 1.10.1 Applicability. Unless otherwise required by the Certificate of Incorporation or by applicable law, the following provisions of this Section 1.10 shall apply only if and when the Corporation has a class of voting stock that is: (a) listed on a national securities exchange;

(b) authorized for quotation on an interdealer quotation system of a registered national securities association; or (c) held of record by more than two thousand (2,000) stockholders. In all other cases, observance of the provisions of this Section 1.10 shall be optional, and at the discretion of the Board. 1.10.2 Appointment. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. 1.10.3 Inspector’s Oath. Each inspector of election, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. 1.10.4 Duties of Inspectors. At a meeting of stockholders, the inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each share, (b) determine the shares represented at a meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. 1.10.5 Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware, upon application by a stockholder, shall determine otherwise. 1.10.6 Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided pursuant to Section 211(a)(2)b.(i) or (iii) of the DGCL, or in accordance with Sections 211(e) or 212(c)(2) of the DGCL, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 1.10 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable. Section 1.11 Notice of Stockholder Business; Nominations.

1.11.1 Annual Meeting of Stockholders. (a) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the Corporation’s notice of such meeting (or any supplement thereto), (ii) by or at the direction of the Board or any duly authorized committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 1.11 and at the time of the annual meeting of stockholders, who is entitled to vote at such meeting and who complies with the requirements set forth in this Section 1.11 in all applicable respects (the “Record Stockholder”). For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), at an annual meeting of stockholders, and such stockholder must fully comply with the requirements set forth in this Section 1.11 to bring such nominations or other business properly before an annual meeting. (b) For nominations or other business to be properly brought before an annual meeting by a Record Stockholder pursuant to Section 1.11.1(a) of these Bylaws: (i) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and have provided any updates or supplements to such notice at the times and as required by this Section 1.11; (ii) such business (other than the nomination of persons for election to the Board) must otherwise be a proper matter for stockholder action under applicable law; (iii) each Proposing Person (as defined below) shall have complied with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, the applicable requirements of Rule 14a-19), as such rules and regulations may be amended from time to time by the Securities and Exchange Commission (the “SEC”), including any SEC Staff interpretations relating thereto; (iv) if a Solicitation Notice (as defined below) has been timely received by the Corporation, the Proposing Person shall promptly (and in any event not later than 5:00 p.m. Eastern Time on the second (2nd) business day) after such Proposing Person (or any group of which such person is a part) has solicited the holders of the applicable percentage of voting shares provided in Section 1.11.1(b)(Z)(xiii) (or, in the case of 1.11.1(b)(Z)(xiii)(ii)(b), conducted an exempt solicitation pursuant to Rule 14a-2(b)(2) promulgated under the Exchange Act), provide the Corporation with reasonable evidence, which may take the form of a statement and documentation from a proxy solicitor, demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to the holders of the applicable percentage of voting shares provided in Section 1.11.1(b)(Z)(xiii) (or, in the case of 1.11.1(b)(Z)(xiii)(ii)(b), reasonable evidence demonstrating that such solicitation was eligible for exemption pursuant to Rule 14a- 2(b)(2) promulgated under the Exchange Act); and

(v) if no Solicitation Notice has been timely provided pursuant to this Section 1.11, no Proposing Person (and no group of which any Proposing Person is a part) shall have solicited the holders of the applicable percentage of voting shares provided in Section 1.11.1(b)(Z)(xiii) or conducted an exempt solicitation pursuant to Rule 14a-2(b)(2) promulgated under the Exchange Act. To be timely, a Record Stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the ninetieth (90th) day nor earlier than 5:00 p.m. Eastern Time on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (except in the case of the Corporation’s first annual meeting following its initial public offering, for which such notice shall be timely if delivered in the same time period as if such meeting were a special meeting governed by Section 1.11.2 of these Bylaws); provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is more than thirty (30) days before, or more than sixty (60) days after, such anniversary date, notice by the Record Stockholder to be timely must be so received (A) no earlier than 5:00 p.m. Eastern Time on the one hundred and twentieth (120th) day prior to such annual meeting and (B) no later than 5:00 p.m. Eastern Time on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or postponement (or the public announcement thereof) of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for providing the Record Stockholder’s notice. Such Record Stockholder’s notice shall set forth: (X) as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director (in addition to the matters set forth in paragraph (Z) below): (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class or series and number of shares of each class or series of stock of the Corporation that are beneficially owned or owned of record by such person or his or her affiliates or associates; (iv) the date or dates such shares were acquired and the investment intent of such acquisition, as well as evidence of such date(s); (v) a written questionnaire with respect to the background and qualification of such person, completed and executed by such person, which questionnaire shall be provided by the Secretary upon written request of any Record Stockholder within five (5) business days of such written request; (vi) a written representation and agreement, in the form provided by the Secretary upon written request of any Record Stockholder within five (5) business days of such written request, (a) that such person (1) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the

Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (3) will act, if elected as a director of the Corporation, in the best interests of the Corporation and its stockholders and not in the interests of individual constituencies, (4) consents to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and agrees to serve if elected as a director and (5) intends to serve a full term until the next meeting at which such candidate would face re-election if elected as a director of the Corporation, and (b) whether such person would be in compliance, if elected as a director of the Corporation, and intends to comply with all applicable rules or regulations of any stock exchange applicable to the Corporation and the Policies (as defined below); (vii) all other information relating to such person that would be required to be disclosed or provided to the Corporation in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved and whether or not proxies are being or will be solicited), or would be otherwise required, in each case pursuant to and in accordance with Section 14(a) (or any successor provision) under the Exchange Act; (viii) whether such person would qualify as an independent director under the requirements of any stock exchange applicable to the Corporation and the Policies; (ix) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Proposing Person, on the one hand, and each proposed nominee, and such proposed nominee’s respective affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to the U.S. federal securities laws or the rules and regulations promulgated thereunder (including Item 404 under Regulation S-K) if the Proposing Person were the “registrant” for purposes thereof and the proposed nominee were a director or executive officer of such registrant; (x) a description of any position of such person as an officer or director of, or any material relationship with, any principal competitor of the Corporation within the past three (3) years; (xi) the date or dates of first contact between any Proposing Person and such proposed nominee with respect to (A) the Corporation or (B) any proposed nomination of any person or persons for election or re-election to the Board; and (xii) a description of any business or personal interests that could place such proposed nominee in a potential conflict of interest with the Corporation or any of its affiliates and how such proposed nominee, if elected, intends to mitigate or reconcile any such potential conflict of interest.

(Y) as to any business other than the nomination of persons for election to the Board that the Record Stockholder proposes to bring before the meeting (in addition to the matters set forth in paragraph (Z) below): (i) a brief description of the business desired to be brought before the meeting; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment); (iii) the reasons for conducting such business at the meeting; and (iv) any material interest in such business of such Proposing Person, including any anticipated benefit to any Proposing Person therefrom. (Z) as to each Proposing Person: (i) the current name and address of each Proposing Person, including, if applicable, their name and address as they appear on the Corporation’s stock ledger, if different; (ii) the class or series and number of shares of each class or series of stock of the Corporation that are directly or indirectly owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (iii) whether and the extent to which any of the following is held directly or indirectly by, on behalf of, or for the benefit such Proposing Person (x) any Derivative Instrument (as defined below), (y) any rights to dividends on the shares of any class or series of shares of the Corporation that are separated or separable from the underlying shares of the Corporation or (z) any Short Interest (as defined below), in each case, including the date thereof, the class, series and number of securities involved therein, the material economic or voting terms thereof, and the identities of all persons party thereto; (iv) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such Proposing Person is, directly or indirectly, a general partner, managing member or manager or, directly or indirectly, beneficially owns an interest in a general partner, managing member or manager of such general or limited partnership or limited liability company; (v) any direct or indirect material interest in any material contract or agreement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (vi) a description of any of the following that are held directly or indirectly by, on behalf of or for the benefit of such Proposing Person: (x) any significant equity interests in any principal competitor of the Corporation or (y) any Derivative Instruments or Short Interests in any

principal competitor of the Corporation (including, in the case of any Derivative Instrument or Short Interest, the date thereof, the class, series and number of securities involved therein, the material economic or voting terms thereof, and the identities of all persons party thereto); (vii) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand; (viii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations thereunder by such Proposing Person, regardless of whether the requirement to file a Schedule 13D is applicable; (ix) any other information relating to each Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business or nomination proposed to be brought before the meeting pursuant to Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations thereunder; (x) to the extent known by a Proposing Person, the names and addresses of any stockholder or beneficial owner that has provided or will provide financial support or material assistance in support of the nomination or business and a description of the nature of such support or assistance; (xi) a description of any agreement, arrangement or understanding between or among any Proposing Person and any other person or persons (including their names) with respect to, relating to, or in connection with such nomination or other business; (xii) a representation that the Record Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting at the time of giving notice and whether such Record Stockholder (or a Qualified Representative thereof) intends to appear at the meeting to propose such business or nomination; (xiii) a representation whether any Proposing Person intends (or is part of a group that intends) to (i) deliver, or make available, a proxy statement or form of proxy to holders of, in the case of a proposal of business other than a nomination, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or (ii) in the case of a nomination or nominations, (a) solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act or (b) conduct an exempt solicitation pursuant to Rule 14a-2(b)(2) promulgated under the Exchange Act, and, in each case, the name of each “participant” (as defined in Item 4 of Schedule 14A promulgated under the Exchange Act) (an affirmative statement of such intent being a “Solicitation Notice”); and (xiv) any proxy, contract, arrangement, or relationship pursuant to which the Proposing Person has a right to vote, directly or indirectly, any shares or any other securities of the Corporation, other than a revocable proxy given in response to a proxy solicitation made to more than ten (10) persons.

The disclosures to be made pursuant to the foregoing clauses (Z)(ii), (Z)(iii), (Z)(iv) and (Z)(vi) shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner. A stockholder providing written notice required by this Section 1.11 shall update and supplement such notice, and any other information provided to the Corporation, in writing (and such update shall clearly identify the information that has changed since the prior submission), so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for determining the stockholders entitled to notice of the meeting and (ii) 5:00 p.m. Eastern Time on the tenth (10th) business day prior to the meeting or any adjournment or postponement thereof. In the case of an update pursuant to clause (i) of the foregoing sentence, such update shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than 5:00 p.m. Eastern Time on the fifth (5th) business day after the later of the record date for determining the stockholders entitled to notice of the meeting or the public announcement of such record date, and in the case of an update pursuant to clause (ii) of the foregoing sentence, such update shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than 5:00 p.m. Eastern Time on the eighth (8th) business day prior to the date for the meeting, and, if practicable, any adjournment or postponement thereof (or, if there are fewer than eight (8) business days between the date for the meeting, or the date of the immediately preceding adjournment or postponement thereof, and the date for the adjourned or postponed meeting, not later than 5:00 p.m. Eastern Time on the day prior to such adjourned or postponed meeting). Notwithstanding the foregoing, if a Proposing Person no longer plans to solicit proxies in accordance with its representation pursuant to Section 1.11.1(b)(Z)(xiii) or the requirements of Rule 14a-19(b)(3), the Record Stockholder shall inform the Corporation of this change by delivering a writing to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of such change. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders. (c) Notwithstanding anything in Section 1.11 or any other provision of the Bylaws to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least ten (10) days prior to the last day a stockholder may deliver a notice of nomination in accordance with Section 1.11.1(b), a stockholder’s notice required by this Section 1.11 and that complies with the requirements in this Section 1.11, other than the timing requirements in Section 1.11.1(b), shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation at the principal executive office of the Corporation no later than 5:00 p.m. Eastern Time on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

(d) Notwithstanding anything in Section 1.11 or any other provision of the Bylaws to the contrary, any person who a majority of the Whole Board (as defined below) determines, in good faith, violated Section 2.11 of these Bylaws or a Board Confidentiality Policy (as defined below) while serving as a director of the Corporation in the preceding five (5) years shall be ineligible to be nominated to serve as a member of the Board, absent a prior waiver for such nomination approved by two-thirds of the Whole Board. 1.11.2 Special Meetings of Stockholders. (a) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (1) by or at the direction of the Board or any duly authorized committee thereof or (2) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the requirements set forth in this Section 1.11 in all applicable respects. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, for nominations to be properly brought before such meeting by a stockholder (or a Qualified Representative thereof) pursuant to Section 1.11.2(a)(2) of these Bylaws: (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation setting forth such information, representations, certifications and agreements required by Section 1.11.1 and provide any updates or supplements to such notice as required by this Section 1.11, in each case, as would be required in the case of stockholder nominations of persons for election to the Board at an annual meeting of stockholders; (ii) each Proposing Person shall have complied with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, the applicable requirements of Rule 14a-19), as such rules and regulations may be amended from time to time by the SEC, including any SEC Staff interpretations relating thereto; and (iii) if a Solicitation Notice has been timely received by the Corporation, the Proposing Person shall promptly (and in any event not later than 5:00 p.m. Eastern Time on the second (2nd) business day) after such Proposing Person (or any group of which such person is a part) has solicited proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act (or, in the case of Section 1.11.1(b)(Z)(xiii)(ii)(b), conducted an exempt solicitation pursuant to Rule 14a-2(b)(2) promulgated under the Exchange Act), provide the Corporation with reasonable evidence, which may take the form of a statement and documentation from a proxy solicitor, demonstrating that the requirements of Rule 14a-19 have been satisfied (or, in the case of 1.11.1(b)(Z)(xiii)(ii)(b), reasonable evidence demonstrating that such solicitation was eligible for exemption pursuant to Rule 14a-2(b)(2) promulgated under the Exchange Act).

(b) To be timely, the stockholder’s notice required by Section 1.11.2(a) of these Bylaws shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation (i) no earlier than 5:00 p.m. Eastern Time on the one hundred and twentieth (120th) day prior to such special meeting and (ii) no later than 5:00 p.m. Eastern Time on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment or postponement (or the public announcement thereof) of a special meeting commence a new time period (or extend any time period) for providing such notice. 1.11.3 General. (a) Except as otherwise expressly provided in any applicable rule or regulation under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible for election or re-election as a director at a meeting of stockholders and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures and requirements set forth in this Section 1.11. Except as otherwise required by applicable law or these Bylaws, the Board or, at a meeting of stockholders (but subject to any rules and regulation adopted by, and the supervision of, the Board) the chairperson of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures and requirements set forth in this Section 1.11 (including satisfying the information requirements set forth herein with accurate and complete information and complying with all applicable laws, rules and regulations referred to herein) and, if any proposed nomination or business is not in compliance herewith, or a Proposing Person does not act in accordance with the representations required in this Section 1.11, to declare that such business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded (and such nominee disqualified from standing for election or re- election), or that such business shall not be transacted, notwithstanding that proxies or votes in respect of such nomination or such business may have been solicited or received by the Corporation. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, if any Proposing Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently (x) fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act in accordance with the following sentence or (y) fails to inform the Corporation that they no longer plan to solicit proxies in accordance with the requirements of Rule 14a-19 under the Exchange Act by delivering a written notice to the Secretary at the principal executive offices of the Corporation within two (2) business days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been solicited or received by the Corporation. If any Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proposing Person shall deliver reasonable evidence sufficient to demonstrate that it has met the requirements of Rule 14a-19 promulgated under the Exchange Act, which evidence must be received by the Corporation not later than 5:00 p.m. Eastern Time on the fifth (5th) business day prior to the applicable meeting. Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the Record Stockholder (or a Qualified Representative of the Record

Stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election) and such proposed business shall not be transacted, notwithstanding that proxies or votes in respect of such vote may have been solicited or received by the Corporation. Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise permitted by applicable law, no stockholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner. (b) Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein, and any failure to comply with such requirements shall be deemed a failure to comply with this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 1.11.1(a)(iii)) or (ii) the holders of any series of Common Stock or Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. (c) The Corporation may also, as a condition to any nomination or business being deemed properly brought before a meeting of stockholders, require any stockholder, Proposing Person or any proposed nominee to deliver to the Secretary at the principal executive offices of the Corporation, within five (5) business days of any such request, such other information as may reasonably be requested by the Corporation, including (i) such other information as may be reasonably required by the Board, in its sole discretion, to determine (a) the eligibility of such proposed nominee to serve as a director of the Corporation, and (b) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law or securities exchange rule or regulation and (ii) such other information that the Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee. (d) The number of nominees a stockholder may nominate for election at an annual meeting of stockholders or a special meeting of stockholders (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at an annual meeting of stockholders or special meeting of stockholders on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. A stockholder may not designate any substitute nominees unless the stockholder provides timely notice of such substitute nominee(s) in accordance with Section 1.11.1(b), in the case of an annual meeting, or Section 1.11.2, in the case of a special meeting (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute nominee(s) that are required by these Bylaws with respect to nominees for director). (e) For purposes of this Section 1.11 the following definitions shall apply:

(i) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; (ii) “business day” shall mean any day, other than a Saturday, Sunday, or day on which commercial banks are required or authorized to be closed in Lewes, Delaware. (iii) “Derivative Instrument” shall mean any derivative interest in the Corporation’s equity securities, including without limitation any option, warrant, convertible security, stock appreciation right, cash-settled equity swap, total return swap, synthetic equity position or similar derivative arrangement or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether settled in cash or stock or other property or securities; (iv) “Policies” shall mean all publicly disclosed corporate governance, conflict of interest, stock ownership requirements, confidentiality and training policies and guidelines of the Corporation applicable to directors; (v) “Proposing Person” shall mean (1) the Record Stockholder providing the notice of business proposed to be brought before an annual meeting or nomination of persons for election to the Board at any stockholder meeting, (2) any beneficial owner on whose behalf the proposal or nomination is made, and (3) any affiliate of either of the foregoing; (vi) “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act; (vii) a “Qualified Representative” of a stockholder shall mean a person who is (i) a duly authorized officer, manager, trustee or partner of such stockholder or (ii) authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction thereof, must be received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the fifth (5th) business day prior to the meeting of stockholders; and (viii) “Short Interest” shall mean any short interest in any security of the Corporation that a person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase or decrease in the value of the subject security or any other agreement, arrangement or understanding (including without limitation any borrowing or lending of shares) the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation. Section 1.12 Delivery to the Corporation. Irrespective of Section 116 of the DGCL, whenever this Article I requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation, letter or other document or agreement), such document or information must be in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested. ARTICLE II: BOARD OF DIRECTORS Section 2.1 Number; Qualifications. The total number of directors constituting the Whole Board shall be fixed from time to time in the manner set forth in the Certificate of Incorporation and the term “Whole Board” shall have the meaning specified in the Certificate of Incorporation. No decrease in the authorized number of directors constituting the Whole Board shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation. Each director, and each person nominated for election as a director, must be a citizen of the United States of America. Section 2.2 Election; Resignation; Removal; Vacancies. Election of directors need not be by written ballot. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer, or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at a later time or upon the happening of an event. Subject to the special rights of holders of any series of Preferred Stock to elect directors, directors may be removed only as provided by the Certificate of Incorporation and applicable law. All vacancies occurring in the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth in the Certificate of Incorporation. Section 2.3 Regular Meetings. Regular meetings of the Board may be held at such places (if any), within or without the State of Delaware, and at such times as the Board may from time to time determine. Notice of regular meetings need not be given if the date, times and places (if any) thereof are fixed by resolution of the Board. Section 2.4 Special Meetings. Special meetings of the Board may be called by the Chairperson of the Board, the Chief Executive Officer or a majority of the members of the Board then in office and may be held at any time, date or place (if any), within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place (if any) of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by or at the direction of the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given personally or by telephone, hand delivery, electronic mail or other means of electronic transmission; provided, however, that if, under the circumstances, the person or persons calling a special meeting determine(s), in good faith, that more immediate action is necessary or appropriate, notice may delivered on the day of such special meeting. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

Section 2.5 Remote Meetings Permitted. Members of the Board, or any committee of the Board, may participate in a meeting of the Board or such committee, as applicable, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or other communications equipment shall constitute presence in person at such meeting. Section 2.6 Quorum; Vote Required for Action. At all meetings of the Board, a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time. Except as otherwise provided herein or in the Certificate of Incorporation, or required by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes a contract or transaction between the Corporation and one or more of its members of the Board or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are members of the board of directors or officers, or have a financial interest. Section 2.7 Organization. Meetings of the Board shall be presided over by (a) the Chairperson of the Board, or (b) in such person’s absence, by the Chief Executive Officer, if a director, or (c) in such person’s absence or if such person is not a director, by a director chosen by the Board at the meeting. The Secretary shall act as secretary of the meeting, but in such person’s absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting. Section 2.8 Unanimous Action by Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents shall be filed with the minutes of proceedings of the Board or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Section 2.9 Powers. The Board may exercise all of the powers of the Corporation except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws. Section 2.10 Compensation of Directors. Members of the Board, as such, may receive, pursuant to a resolution of the Board, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board. Section 2.11 Confidentiality. Each director (i) shall maintain the confidentiality of any non-public information learned in their capacities as directors, including communications among Board members in their capacities as directors and (ii) shall not share any such information with any third-party person or entity who has not entered into a specific written agreement with the Corporation providing otherwise with respect to such information. The Board may adopt a board confidentiality policy further implementing and interpreting this bylaw (a “Board Confidentiality Policy”). All directors are required to comply with this bylaw and any such Board Confidentiality

Policy unless such director has entered into a specific written agreement with the Corporation, in either case as approved by the Board, providing otherwise with respect to such confidential information. Section 2.12 Emergency Bylaws. This Section 2.12 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate. In the event that no directors are able to attend a meeting of the Board or any committee thereof in an Emergency, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting and will have full powers to act as directors, or committee members, as the case may be, of the Corporation. Except as the Board may otherwise determine, during any Emergency, the Corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL. For purposes of this Section 2.12, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the Corporation, or members of a committee of the Board, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which list of Designated Officers shall be approved by the Board from time to time but in any event prior to such time or times as an Emergency may have occurred. ARTICLE III: COMMITTEES Section 3.1 Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting or recommending to the stockholders any action or matter (other than the election or removal of members of the Board) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. Section 3.2 Committee Rules. Each committee shall keep records of its proceedings and make such reports as the Board may from time to time request. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board designating the committee, any committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to any such subcommittee any or all of the powers and authority of the committee. ARTICLE IV: OFFICERS; CHAIRPERSON Section 4.1 Generally. The officers of the Corporation shall consist of a Chief Executive Officer (who may also be the Chairperson of the Board or the President), a President, a Secretary and a Treasurer and may consist of such other officers, including, without limitation, an Executive Chairman, a Chief Financial Officer, a Chief Operating Officer, a Chief Legal and Compliance Officer, one or more Vice Presidents, and one or more Assistant Secretaries, as may from time to time be appointed by the Board. All officers shall be elected by the Board; provided, however, that the Board may empower the Chief Executive Officer of the Corporation to appoint any officer other than the Chief Executive Officer, the Executive Chairman, the President, the Chief Financial Officer, the Chief Legal and Compliance Officer, or the Treasurer. Except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws, each officer shall hold office until such officer’s successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal. Any number of offices may be held by the same person. Any officer may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board for the unexpired portion of the term and until a successor is duly elected and qualified. The Board may, in its discretion, leave unfilled any offices for such period as it may determine. Section 4.2 Chief Executive Officer. Subject to the control of the Board and such supervisory powers, if any, as may be given by the Board, the powers and duties of the Chief Executive Officer of the Corporation are: (a) to act as the general manager and, subject to the control of the Board, to have general supervision, direction and control of the business and affairs of the Corporation; (b) to affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; (c) to sign certificates for shares of stock of the Corporation (if any); and (d) subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation. Section 4.3 Chairperson of the Board. Subject to the provisions of Section 2.7 of these Bylaws, the Chairperson of the Board shall have the power to preside at all meetings of the

Board and shall have such other powers and duties as provided in these Bylaws and as the Board may from time to time prescribe. The Chairperson of the Board shall not be deemed an officer of the Corporation unless otherwise determined by the Board. Section 4.4 Executive Chairman. The Board shall have the power to designate one individual that is a member of the Board (who may also be the Chairperson of the Board) as the Executive Chairman of the Corporation, who shall be deemed an officer of the Corporation. The Executive Chairman of the Corporation (if such an officer is appointed) shall, subject to the control of the Board, support the Chief Executive Officer of the Corporation in the supervision and direction of certain affairs of the Corporation as may be determined from time to time by the Board and shall have such other powers and duties as may be prescribed by the Board or these Bylaws. Section 4.5 President. The Board shall have the power to designate one individual as the President and the same or a different individual as the Chief Executive Officer of the Corporation. The person holding the office of Chief Executive Officer shall be the President of the Corporation unless the Board designates another person as the President of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board to the Chairperson of the Board, and/or to any other officer, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of President or as the Board or the Chief Executive Officer may from time to time prescribe. Section 4.6 Chief Operating Officer. The Board shall have the power to designate one individual as the Chief Operating Officer of the Corporation. The Chief Operating Officer (if such an officer is appointed) shall, subject to the direction of the Board and the Chief Executive Officer, perform all duties and have all powers that are commonly incident to the office of Chief Operating Officer or as the Board or the Chief Executive Officer may from time to time prescribe. Section 4.7 Vice President. Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President or as the Board or the Chief Executive Officer may from time to time prescribe. A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer or President in the event of the Chief Executive Officer’s or President’s absence or disability. Section 4.8 Chief Financial Officer. The person holding the office of Chief Financial Officer shall be the Treasurer of the Corporation unless the Board designates another officer as the Treasurer of the Corporation. Subject to the direction of the Board and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer, or as the Board or Chief Executive Officer may from time to time prescribe.

Section 4.9 Treasurer. The person holding the office of Treasurer shall have custody of all monies and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, or as the Board or the Chief Executive Officer may from time to time prescribe. Section 4.10 Chief Legal and Compliance Officer. The Board shall have the power to designate one individual as the Chief Legal and Compliance Officer of the Corporation. The person holding the office of Chief Legal and Compliance Officer shall be the Secretary of the Corporation unless the Board designates another person as the Secretary of the Corporation. The Chief Legal and Compliance Officer (if such an officer is appointed) shall, subject to the direction of the Board and the Chief Executive Officer, perform all duties and have all powers that are commonly incident to the office of Chief Legal and Compliance Officer or as the Board or the Chief Executive Officer may from time to time prescribe. Section 4.11 Secretary. The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board or the Chief Executive Officer may from time to time prescribe. Section 4.12 Assistant Secretary. Each Assistant Secretary (if any) shall have such powers and perform such duties as may from time to time be assigned by the Board, the Chief Executive Officer, the President or the Secretary. In the absence of the Secretary or in the event of the Secretary’s disability or refusal to act, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board, or if no such determination has been made, in the order of their appointment) shall perform the duties and exercise the powers of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. Section 4.13 Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer of the Corporation to any other officers or agents of the Corporation. Section 4.14 Removal. Any officer of the Corporation shall serve at the pleasure of the Board and may be removed at any time, with or without cause, by the Board or any duly authorized agent thereof; provided, that if the Board has empowered the Chief Executive Officer to appoint any officer of the Corporation, then such officer may also be removed by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Section 4.15 Division or Other Business Unit Officers. The Board may appoint, or authorize an officer of the Corporation to appoint in writing, officers of a division or other business unit of the Corporation (each, a “Division Officer”). A Division Officer shall not, solely by virtue of such appointment, be an officer of the Corporation, unless elected or appointed as an officer of the Corporation by the Board or pursuant to authority granted by the Board. Notwithstanding the foregoing, a Division Officer shall be deemed an officer of the Corporation for the purposes of executing and delivering documents on behalf of the Corporation, or for such other specific purposes, if and solely to the extent that such Division Officer is authorized to do so by the Board. Unless otherwise provided in the writing appointing a Division Officer, such person’s term of office shall be for one (1) year and until such person’s successor is appointed and qualified. Any Division Officer may be removed, with or without cause, by the Board or by the officer, if any, of the Corporation then authorized by the Board to appoint such Division Officer. The Board may prescribe the duties, powers and authority of Division Officers. The Board may also authorize an officer of the Corporation, or a Division Officer, to prescribe in writing the duties, powers and authority of Division Officers. ARTICLE V: STOCK Section 5.1 Certificates; Uncertificated Shares. The shares of capital stock of the Corporation shall be uncertificated shares; provided, however, that the resolution of the Board that the shares of capital stock of the Corporation shall be uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the foregoing, the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be certificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation, by any two authorized officers of the Corporation, including, without limitation, the Chairperson of the Board, the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Executive Chairman, the Treasurer, an Assistant Treasurer (if any), the Secretary or an Assistant Secretary (if any) of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile or electronic signature. In case any officer, transfer agent, or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue. Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. Section 5.3 Other Regulations. Subject to applicable law, the Certificate of Incorporation, and these Bylaws, the issue, transfer, conversion and registration of shares represented by certificates and of uncertificated shares shall be governed by such other regulations as the Board may establish. ARTICLE VI: INDEMNIFICATION

Section 6.1 Indemnification of Officers and Directors. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative, investigative, preliminary, formal or informal, or any other type whatsoever, including any arbitration or other alternative dispute resolution and including any appeal of the foregoing (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a member of the Board or is or was an officer of the Corporation designated by the Board to be entitled to the indemnification and advancement rights set forth in this Article VI (for purposes of this Article VI, an “officer” of the Corporation) or, while serving in such capacity, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (each, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, provided such Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Such indemnification shall continue as to an Indemnitee who has ceased to be a member of the Board or officer of the Corporation and shall inure to the benefit of such Indemnitees’ heirs, executors and administrators. Notwithstanding the foregoing, subject to Section 6.5 of these Bylaws, the Corporation shall indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board or such indemnification is authorized by an agreement approved by the Board. Section 6.2 Advance of Expenses. Except as otherwise provided in a written indemnification agreement between the Corporation and an Indemnitee, the Corporation shall pay all reasonable expenses (including attorneys’ fees) incurred by the Indemnitee in defending any Proceeding as they are incurred or otherwise in advance of its final disposition; provided, however, that the advancement of such expenses (i.e., payment of such expenses as incurred or otherwise in advance of the final disposition of the Proceeding) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay such amounts if it shall ultimately be determined by final judicial decision from which there is no appeal that such Indemnitee is not entitled to be indemnified under this Article VI or otherwise. Section 6.3 Non-Exclusivity of Rights. The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses to pursuant to this Article VI.

Section 6.4 Indemnification of Others; Additional Rights. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any person who is or was a member of the Board, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans. Such rights may be greater than those provided in this Article VI. Section 6.5 Right of Indemnitee to Bring Suit. The following shall apply to the extent not in conflict with any indemnification right provided for in Section 6.4 of these Bylaws. 6.5.1 Right to Bring Suit. If a claim under Section 6.1 or Section 6.2 of these Bylaws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee also shall be entitled to be paid, to the fullest extent permitted by applicable law, the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses), it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in applicable law. In any suit brought by the Corporation to recover advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in applicable law. 6.5.2 Effect of Determination. Neither the failure of the Corporation (including its board of directors, any committee or subgroup of the board of directors, independent legal counsel or its stockholders) to have made a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Corporation (including its board of directors, any committee or subgroup of the board of directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has or has not met the applicable standard of conduct. 6.5.3 Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI, or otherwise, shall be on the Corporation. Section 6.6 Successful Defense. To the extent that an Indemnitee has been successful on the merits or otherwise in defense of any Proceeding (or in defense of any claim, issue or matter therein), such Indemnitee shall be indemnified under this Section 6.6 against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense. Indemnification under this Section 6.6 shall not be subject to satisfaction of a standard of conduct, and the

Corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 6.5 of these Bylaws (notwithstanding anything to the contrary therein); provided, however, that, any Indemnitee who is not a current or former member of the Board or officer (as such term is defined in the final sentence of Section 145(c)(1) of the DGCL) shall be entitled to indemnification under Section 6.1 of these Bylaws and this Section 6.6 only if such Indemnitee has satisfied the applicable standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the DGCL. Section 6.7 Nature of Rights; Amendment or Repeal. The rights conferred upon Indemnitees in this Article VI shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a member of the Board or officer of the Corporation and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, repeal or modification of any provision of this Article VI that adversely affects any right of an Indemnitee or an Indemnitee’s successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, repeal or modification. Section 6.8 Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any member of the Board, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. ARTICLE VII : NOTICES Section 7.1 Notice. 7.1.1 Form and Delivery. Except as otherwise specifically required by applicable law, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation and shall be given: (a) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (b) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address. So long as the Corporation is subject to the SEC’s proxy rules set forth in Regulation 14A under the Exchange Act, notice shall be given in the manner required by such rules. To the extent permitted by such rules, or if the Corporation is not subject to Regulation 14A, notice may be given by electronic mail directed to the stockholder’s electronic mail address as it appears on the records of the Corporation, and if so given, shall be deemed given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL. If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL. Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL and shall be deemed given as provided therein.

7.1.2 Affidavit of Giving Notice. An affidavit of the Secretary or an Assistant Secretary (if any) or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Section 7.2 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice. ARTICLE VIII: MISCELLANEOUS Section 8.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board. Section 8.2 Seal. The Board may provide for a corporate seal, which may have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board. Section 8.3 Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of any other information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases) electronic or otherwise, provided that the records so kept can be converted into clearly legible paper form within a reasonable time and otherwise comply with the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL. Section 8.4 Reliance Upon Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. Section 8.5 Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern. Section 8.6 Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including, without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect. Section 8.7 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used (unless otherwise specified herein), the day of the doing of the act shall be excluded, and the day of the event shall be included. ARTICLE IX: AMENDMENT Notwithstanding any other provision of these Bylaws, any alteration, amendment or repeal of these Bylaws, and any adoption of new Bylaws, shall require the approval of the Board or the stockholders of the Corporation as expressly provided in the Certificate of Incorporation. * * * * *